Exhibit 23.1


                       [Rowles & Company, LLP letterhead]

The Board of Directors and Shareholders
Old Line Bancshares, Inc.
Waldorf, Maryland


                         Consent of Independent Auditors

         We hereby consent to the inclusion in this amendment one to the registration statement filed by Old Line Bancshares, Inc. on Form 10-SB under the Securities Exchange Act of 1934, as amended, of our report dated January 15, 2003, on our audit of the financial statements of Old Line Bank as of December 31, 2002 and 2001 and for the years then ended.


                                                          /s/ Rowles & Company

                                                          Rowles & Company, LLP

Towson, Maryland
August 25, 2003